Exhibit 10.8

December 15, 2010

Mr. Erik F. Johnsen
P.O. Box 196
Covington, LA  70434

Reference: Erik F. Johnsen Consulting Agreement

This letter will confirm that International Shipholding Corporation has agreed to retain you as a consultant for a period of time commencing January 1, 2011, and ending December 31, 2011.  Your consulting compensation, which has been discounted to take into consideration a prepaid lump sum payment, will be fee of $250,000, and will be paid to you on December 29, 2010. Reasonable out of pocket expenses incurred while performing your consulting services will be reimbursed as submitted throughout the 2011 year.

Furthermore, we have agreed that the period of time commencing January 1, 2011, and ending December 31, 2011, will be the last year of your consultant services to International Shipholding Corporation.

Please sign below to acknowledge your agreement and acceptance of the foregoing terms and conditions.

Sincerely,

/s/ Niels M. Johnsen

N. M. Johnsen
Chairman of the Board

AGREED AND ACCEPTED:

/s/ Erik F. Johnsen

Erik. F. Johnsen

12/20/10
Date